      :
                                                              Exhibit 10.15

                                                            ISOP No.
                                                                    --------
                           ATHENA MEDICAL CORPORATION

                        INCENTIVE STOCK OPTION AGREEMENT

    This Incentive Stock Option Agreement is between ATHENA MEDICAL CORPORATION,
a Nevada corporation (the "Company"), and                  (the "Optionee"),
                                         ----------------
 pursuant to the Company's 1994 Incentive and Non-Qualified Stock Option
Plan, as amended (the "Plan"). The Company and the Optionee agree as follows:

    1. Option Grant. The Company hereby grants to the Optionee on the terms and conditions of this Agreement the right and option (the "Option") to purchase all
or any part of             shares of the Company's common stock at a purchase
              -------------
price of $                per share. The terms and conditions of this Option
          ---------------
set forth in the attached Exhibit A are hereby incorporated into and made a part of this Agreement. This Option is intended to be an "incentive stock option" as defined in Section 422 of the Internal Revenue Code of 1986, as amended.


  2. Grant Date; Expiration Date. The grant date for this Option is         '
                                                                   ---------
 199 . This Option shall continue in effect until       ,       , which is 10
                                                 ------- -------
years after such grant date (the "Expiration Date"), unless earlier terminated as provided in paragraph 4, 8 or 9 of Exhibit A.

    3. Time of Exercise. Until expiration or termination as provided in paragraph 4, 8 or 9 of Exhibit A, this Option may be exercised from time to time to purchase shares up to the following limits:

    The minimum number of shares with respect to which this Option may be exercised at any one time is 100 shares, unless an installment subject to exercise is fewer than 100 shares.

    4. Method of Exercise. Paragraph 5 of Exhibit A sets forth the method by which this Option may be exercised. This Option is not transferrable except by will or the laws of intestacy.


ATHENA MEDICAL CORPORATION                       OPTIONEE

By--------------------------                     -------------------------
William H Flemming, President                    -------------------------
10180 SW Nimbus Dr., Ste. J-5                    -------------------------
Portland, OR 97223                               -------------------------
                                                 SSN:
                                                     ---------------------


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                                   EXHIBIT A

                      TO INCENTIVE STOCK OPTION AGREEMENT

    THE PLAN. The Incentive Stock Option Agreement is subject to all terms and conditions of the Athena Medical Corporation 1994 Incentive and Non-Qualified Stock Option Plan (the "Plan") adopted by the Company as of June 7, 1994, as it may thereafter be amended. All provisions of the Plan are incorporated herein by this reference. A copy of the Plan may be obtained upon request to the Company.

    Nontransferability. The Option is nonassignable and nontransferable by the Optionee, either voluntarily or by operation of law, except by will or by the laws of descent and distribution of the state or country of the Optionee's domicile at the time of death. More particularly (but not in limitation of the foregoing), the Option may not be sold, assigned, transferred (except as provided above), pledged or encumbered in any way, and shall not be subject to execution, attachment or similar process. Any attempted sale, assignment, transfer, pledge, encumbrance or other disposition contrary to the Plan, or the levy of any execution, attachment or similar process upon the Option, will be void and without effect.

    EXERCISE OF OPTION DURING EMPLOYMENT. Except as provided under paragraph 4 below, no Option granted under the Plan may be exercised unless at the time of such exercise the Optionee is employed by or is in the service of the Company or any subsidiary of the Company and shall have been so employed or have provided such service continuously since the date such Option was granted. Absence on leave or on account of illness or disability under rules established by the Board of Directors of the Company will not, however, be deemed an interruption of employment or service for this purpose. If the Optionee does not exercise an Option in any one year with respect to the full number of shares to which the Optionee is entitled in that year, the Optionee's rights will be cumulative and the Optionee may purchase those shares in any subsequent year during the term of the Option.

    Termination of Employment or Service.

        (a) General Rule. If the employment or service of the Optionee with the Company or a subsidiary of it terminates for any reason other than because of total disability or death, the Option must be exercised not more than three months following termination of employment. However, the Option may be exercised only if and to the extent the Optionee was entitled to exercise the Option at the date of such termination.

        (b) Termination Because of Total Disability. In the event of the termination of employment or service of the Optionee because of total disability (which is defined in the Plan), the Option must be exercised not more than one year after termination of employment. However, the Option may be exercised only if and to the extent the Optionee was entitled to exercise the Option at the date of such termination.

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        (c) Termination Because of Death. In the event of the death of the
    Optionee while employed by or providing service to the Company or a subsidiary of it, the Option may be exercised at any time prior to the expiration date of the Option, but only if and to the extent the Optionee was entitled to exercise the Option at the date of death and only by the person or persons to whom the Optionee's rights under the Option pass by the Optionee's will or by the laws of descent and distribution of the state or country of domicile at the time of death.

        (d) Failure to Exercise Option. To the extent that the Option of any deceased Optionee, totally disabled Optionee, or terminated Optionee or of any Optionee whose employment or service terminates is not exercised within the applicable period, all further rights to purchase shares pursuant to the Option will automatically terminate.

    METHOD OF EXERCISE OF OPTION. Subject to the other terms and conditions of the Plan, the Option may be exercised by written notice to the Company at its principal office in Portland, Oregon. A notice form for this purpose may be obtained from the Company. The notice must: (a) state the election to exercise the Option; (b) specify the number of shares in respect of which it is being exercised; (c) give the date on which the Optionee desires to complete the transaction; and (d) if required in order to comply with the Securities Act of 1933, as amended, contain a representation that it is the Optionee's present intention to acquire the shares for investment and not with a view to distribution. The notice must be signed by the Optionee.

    Unless the Board of Directors of the Company determines otherwise, on or before the date specified for completion of the purchase of shares the Optionee must have paid the Company the full purchase price for the shares in cash. No shares will be issued until full payment for the shares has been made. With the consent of the Board of Directors, an Optionee may request the Company to apply automatically the shares to be received upon the exercise of a portion of the Option (even though stock certificates have not yet been issued) to satisfy the purchase price for additional portions of the Option.

    The Optionee must immediately upon notification of the amount due, if any, pay to the Company in cash amounts necessary to satisfy any applicable federal, state and local tax withholding requirements. If additional withholding is or becomes required beyond any amount deposited before delivery of the certificates, the Optionee must pay such amount to the Company on demand. If the Optionee fails to pay the amount demanded, the Company may withhold that amount from other amounts payable by the Company to the Optionee, including salary, subject to applicable law. With the consent of the Board of Directors, an Optionee may satisfy this obligation, in whole or in part, by having the Company withhold amounts due or by delivering to the Company shares that would satisfy the withholding amount.

    The certificate for the shares as to which the Option is exercised will be registered in the name of the Optionee. If the Optionee has so requested in the

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notice exercising the Option, the certificate may be registered in the name of the Optionee and another person jointly, with right of survivorship.

    RESERVATION OF SHARES. The Company will, at all times during the term of the Option, reserve and keep available such number of shares as will be sufficient to satisfy the requirements of the Option, and will pay all original issue and transfer taxes with respect to the issue and transfer of shares pursuant to it, and all other fees and expenses necessarily incurred by the Company in connection with it. The number of shares reserved for issuance under the Plan will be reduced by the number of shares issued upon exercise of an option.

    NO REGISTRATION REQUIREMENTS. The Company will not be deemed by reason of issuance of any shares under the Plan to have any obligation to register such shares under the Securities Act of 1933, as amended, nor to maintain in effect any registration of such shares. In addition, unless the shares have been so registered, the Option granted under the Plan is on the condition that the acquisition of shares under the Option will be for investment purposes only, and the Optionee acquiring the shares must bear the economic risk of the investment for an indefinite period of time, since the shares so acquired cannot be sold unless they are subsequently registered or an exemption from such registration is available. The Optionee agrees that a legend may be placed on the stock certificates acknowledging the restrictions on subsequent sale or distribution of the shares.

    CHANGES IN CAPITAL STRUCTURE. If during the term of the Option the outstanding common stock of the Company is increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation by reason of any reorganization, merger, consolidation, plan of exchange, recapitalization, reclassification, stock split-up, combination of shares or dividend payable in shares, appropriate adjustment will be made by the Board of Directors of the Company in the number and kind of shares available for awards under the Plan. In addition, except with respect to transactions referred to in paragraph 9 below, the Board of Directors will make appropriate adjustment in the number and kind of shares as to which the Option, or portions of it then unexercised, will be exercisable, so that the Optionee's proportionate interest before and after the occurrence of the event is maintained. However, the Board of Directors will have no obligation to cause any adjustment that would or might result in the issuance of fractional shares, and any fractional shares resulting from any adjustment may be disregarded or provided for in any manner determined by the Board of Directors. Any such adjustments made by the Board of Directors will be conclusive.

    If the shareholders of the Company receive capital stock from another corporation ("Exchange Stock") in exchange for their shares of the Company in any transaction involving a merger, consolidation or plan of exchange, the Option will be converted into an option to purchase shares of Exchange Stock (unless the Company and the corporation issuing the

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Exchange Stock, in their sole discretion, determine that any or all options granted under the Plan are to be treated as set forth in the following sentence) in the same proportion as used for determining the number of shares of Exchange Stock the holders of the common stock receive in such merger, consolidation or exchange.

    In the event of dissolution of the Company or a merger, consolidation or plan of exchange affecting the Company to which paragraph 9 below does not apply, in lieu of providing for options pursuant to the above, the Board of Directors may, in its sole discretion, provide a 30-day period prior to such event during which the Optionee will have the right to exercise the Option in whole or in part without any limitation on exercisability and upon the expiration of which 30-day period the unexercised Option will immediately terminate.

    ACCELERATION IN CERTAIN EVENTS. Notwithstanding any other provisions above or of the Plan, the Option will immediately become exercisable in full for the remainder of its term at any time when any one of the following events has taken place:

    (a)      The shareholders of the Company approve one of the following:

       (i) Any consolidation, merger or plan of exchange involving the Company ("Merger") pursuant to which common stock would be converted into cash; or

       (ii) Any sale, lease, exchange or other transfer (in one transaction or in a series of related transactions) of all or substantially all the assets of the Company or the adoption of any plan or proposal for the liquidation or dissolution of the Company; or

    (b) A tender or exchange offer, other than one made by the Company, is made for common stock (or securities convertible into common stock) and such offer results in a portion of those securities being purchased and the offeror after the consummation of the offer is the beneficial owner (as determined pursuant to Section 13(d) of the Securities Exchange Act of 1934
             (the "Exchange Act")), directly or indirectly, of at least 20% of the outstanding common stock of the Company; or

    (c) The Company receives a report on Schedule 13D under the Exchange Act reporting the beneficial ownership by any person of 20% or more of the Company's outstanding common stock, except that if such receipt occurs during a tender offer or exchange offer by any person other than the Company or a wholly owned subsidiary of the Company, acceleration of exercisability will not take place until the conclusion of such offer; or

    (d) During any period of 12 months or less, individuals who at the beginning of such period constituted a majority of the Board of Directors of the Company cease for any reason to constitute a majority thereof unless the nomination or election of new directors was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period.

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    All Options that are accelerated pursuant to this paragraph 9 will terminate upon the dissolution of the Company or upon the consummation of any Merger pursuant to which common stock of the Company would be converted to cash. The terms used in this paragraph 9 and not defined elsewhere in the Plan have the same meanings as such terms have in the Exchange Act of 1934 and the rules and regulations adopted under it.

    APPROVALS. The obligations of the Company under the Plan are subject to the approval of state and federal authorities or agencies having jurisdiction. The Company will use its best efforts to take steps required by state or federal law or applicable regulations, including rules and regulations of the Securities and Exchange Commission and any stock exchange on which the Company's shares may then be listed, in connection with the Option and other grants under the Plan. However, the Company will not be obligated to issue or deliver common stock to the Optionee if such issuance or delivery would violate applicable state or federal securities laws.

    RIGHTS AS A SHAREHOLDER. The Optionee will have no rights as a shareholder with respect to any common stock until the date of issue to the recipient of a stock certificate for such shares. No adjustment will be made for dividend or other rights for which the record date occurs prior to the date such stock certificate is issued.

    NO RIGHT TO EMPLOYMENT OR SERVICE. Nothing in the Incentive Stock Option Agreement or the Plan will: (a) confer upon the Optionee any right to be employed or to continue in the employment of or service to the Company or any subsidiary of it; (b) interfere in any way with the right of the Company to terminate the Optionee's employment or service with the Company at any time for any reason, with or without cause, or to decrease or otherwise modify the Optionee's compensation or benefits; or (c) confer upon the Optionee any right to continuation, extension, renewal or modification of any compensation, contract or arrangement with or by the Company.

    NOTICES. Any notices under the Incentive Stock Option Agreement must be in writing and will be effective when personally delivered or, if mailed, two days after deposit in the United States Mail by certified mail, return receipt requested, postage prepaid. Mail is to be directed to the addresses stated on the face page of the Incentive Stock Option Agreement or to such other address as a party may provide by notice given in the same manner.

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